                                                                Exhibit 99.3

[HEALTHCARE REIT LETTERHEAD]


F O R   I M M E D I A T E   R E L E A S E


                                                 MAY 2, 2002
                                                 FOR MORE INFORMATION CONTACT:
                                                 RAY BRAUN - (419) 247-2800
                                                 MIKE CRABTREE - (419) 247-2800


                         HEALTH CARE REIT, INC. REPORTS
                             FIRST QUARTER RESULTS


Toledo, Ohio, May 2, 2002........HEALTH CARE REIT, INC. (NYSE/HCN) today announced operating results for its first quarter of 2002. The company continues to meet its financial and operational expectations.

"We had a very productive first quarter," commented George L. Chapman, chairman and chief executive officer. "We completed investments totaling $101.7 million and continue to see attractive investment opportunities. Moreover, capital remains reasonable and accessible as evidenced by our recent sale of shares to a real estate fund that yielded net proceeds of $23.6 million. We believe that the combination of attractive investment opportunities and supportive capital markets bodes well for the company."

As previously announced, the Board of Directors declared a dividend for the quarter ended March 31, 2002, of $.585 per share. The dividend represents the 124th consecutive dividend payment. The dividend will be payable May 20, 2002, to shareholders of record on April 30, 2002.

SUMMARY OF FIRST QUARTER RESULTS
--------------------------------
(In thousands, except per share numbers)
--------------------------------------------- ---------------------------- ------------------------------
                                                  THREE MONTHS ENDED              THREE MONTHS ENDED
                                                    MARCH 31, 2002                  MARCH 31, 2001
--------------------------------------------- ---------------------------- ------------------------------
Revenues                                                 $37,395                         $32,577
--------------------------------------------- ---------------------------- ------------------------------
Net Income Available to Common Shareholders              $12,511                         $11,827
--------------------------------------------- ---------------------------- ------------------------------
Funds From Operations (FFO)                              $21,188                         $18,479
--------------------------------------------- ---------------------------- ------------------------------
Net Income Per Diluted Share                               $0.37                           $0.41
--------------------------------------------- ---------------------------- ------------------------------
FFO Per Diluted Share                                      $0.63                           $0.64
--------------------------------------------- ---------------------------- ------------------------------
Dividend Per Share                                        $0.585                          $0.585
--------------------------------------------- ---------------------------- ------------------------------
FFO Payout Ratio                                             93%                             91%
--------------------------------------------- ---------------------------- ------------------------------

Funds from operations (FFO), the generally accepted measure of operating performance for the real estate investment trust industry, totaled $21.2 million, or $0.63 per diluted share, for the three months ended March 31, 2002, compared with $18.5 million, or $0.64 per diluted share, for the same period in 2001.

The company had a total outstanding debt balance of $571 million at March 31, 2002, as compared with $430 million at March 31, 2001, and shareholders' equity of $782 million, which represents a debt to total capitalization ratio of 42 percent. For the first three months of 2002, the company's coverage ratio of EBITDA to interest was 3.61 to 1.00.

PORTFOLIO UPDATE. The portfolio results met the company's expectations. The seasoning of the assisted living portfolio is on target. The company ended the year with 18 assisted living facilities remaining in fill-up representing 13 percent of revenues. Only four assisted living facilities have occupancy less than 50 percent.

1Q02 EARNINGS RELEASE                                               MAY 2, 2002

-------------------------------------------------------------------------------



OUTLOOK FOR 2002. Based upon the investment activity for the first quarter, the company expects to report FFO in the range of $2.64 to $2.68 per share for the full year 2002.

CONFERENCE CALL INFORMATION. Health Care REIT has scheduled a conference call on May 3, 2002, at 10:00 A.M. EST to discuss its first quarter 2002 performance, industry trends, portfolio performance, and its outlook for the remainder of 2002. To participate on the webcast, log on to www.hcreit.com or www.ccbn.com 15 minutes before the call to download the necessary software. Replays will be available for 90 days through the same websites.

Health Care REIT, Inc., with headquarters in Toledo, Ohio, is a real estate investment trust that invests in health care facilities, primarily nursing homes and assisted living facilities. At March 31, 2002, the company had investments in 226 health care facilities in 34 states and had total assets of approximately $1.4 billion. For more information on Health Care REIT, Inc., via facsimile at no cost, dial 1-800-PRO-INFO and enter the company code - HCN. More information is available on the Internet at http://www.hcreit.com.

This document and supporting schedules may contain "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern the possible expansion of our portfolio; the performance of our operators and properties; our ability to obtain new viable tenants for properties which we take back from financially troubled tenants, if any; our ability to make distributions; our policies and plans regarding investments, financings and other matters; our tax status as a real estate investment trust; our ability to appropriately balance the use of debt and equity; and our ability to access capital markets or other sources of funds. When we use words such as "believes", "expects", "anticipates", or similar expressions, we are making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Our expected results may not be achieved, and actual results may differ materially from our expectations. This may be a result of various factors, including: the status of the economy; the status of capital markets, including prevailing interest rates; compliance with and changes to regulations and payment policies within the health care industry; changes in financing terms; competition within the health care and senior housing industries; and changes in federal, state and local legislation. Finally, we assume no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.

                           FINANCIAL SCHEDULES FOLLOW

                                     #####

1Q02 EARNINGS RELEASE                                              MAY 2, 2002

-------------------------------------------------------------------------------






                                              HEALTH CARE REIT, INC.
                                               FINANCIAL SUPPLEMENT

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(AMOUNTS IN THOUSANDS)

                                                                                            MARCH 31
                                                                          -----------------------------------------
                                                                               2002                    2001
                                                                          -----------------------------------------
ASSETS
Real estate investments:
   Real property owned
     Land                                                                  $       98,901             $       77,109
     Buildings & improvements                                                   1,044,243                    792,745
     Construction in progress                                                           0                      7,641
                                                                           --------------             --------------
                                                                                1,143,144                    877,495
     Less accumulated depreciation                                                (89,221)                   (59,754)
                                                                           --------------             --------------
     Total real property owned                                                  1,053,923                    817,741

Loans receivable
     Real property loans                                                          240,128                    268,377
     Subdebt investments                                                           24,212                     22,225
                                                                           --------------             --------------
                                                                                  264,340                    290,602
Less allowance for losses on loans receivable                                      (7,111)                    (6,111)
                                                                           --------------             --------------
                                                                                  257,229                    284,491
                                                                           --------------             --------------
     Net real estate investments                                                1,311,152                  1,102,232

Other assets:
     Equity investments                                                             6,550                      5,501
     Deferred loan expenses                                                         6,823                      3,915
     Cash and cash equivalents                                                      8,122                      2,537
     Receivables and other assets                                                  36,333                     27,096
                                                                           --------------             --------------
                                                                                   57,828                     39,049
                                                                           --------------             --------------
TOTAL ASSETS                                                               $    1,368,980             $    1,141,281
                                                                           ==============             ==============

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
     Borrowings under line of credit obligations                           $       78,000             $      110,300
     Senior unsecured notes                                                       412,250                    255,000
     Secured debt                                                                  81,123                     64,835
     Accrued expenses and other liabilities                                        16,047                     16,311
                                                                           --------------             --------------
Total liabilities                                                          $      587,420             $      446,446

Shareholders' equity:
     Preferred Stock                                                              150,000                    150,000
     Common Stock                                                                  33,947                     28,881
     Capital in excess of par value                                               637,920                    529,417
     Cumulative net income                                                        528,725                    467,491
     Cumulative dividends                                                        (563,473)                  (475,907)
     Accumulated other
         comprehensive income                                                        (995)                      (994)
     Unamortized restricted stock                                                  (4,564)                    (4,053)
                                                                           --------------             --------------
TOTAL SHAREHOLDERS' EQUITY                                                 $      781,560             $      694,835
                                                                           --------------             --------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                 $    1,368,980             $    1,141,281
                                                                           ==============             ==============


1Q02 EARNINGS RELEASE                                              MAY 2, 2002

-------------------------------------------------------------------------------




                                              HEALTH CARE REIT, INC.
                                               FINANCIAL SUPPLEMENT

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                       THREE MONTHS ENDED
                                                                            MARCH 31
                                                            ------------------------------------------
                                                                   2002                  2001
                                                            -------------------- ---------------------
Revenues:
     Operating lease rents                                   $       30,051             $       22,608
     Interest income                                                  6,787                      8,945
     Commitment fees and other income                                   557                        890
     Prepayment fees                                                      0                        134
                                                             --------------             --------------
Gross Revenues                                                       37,395                     32,577

Expenses:
     Interest expense                                        $        9,742             $        8,112
     Provision for depreciation                                       8,677                      6,786
     General and administrative                                       2,261                      1,851
     Loan expense                                                       577                        375
     Provision for losses                                               250                        250
                                                             --------------             --------------
Total Expenses                                                       21,507                     17,374
                                                             --------------             --------------

Net Income                                                           15,888                     15,203

Preferred stock dividends                                             3,377                      3,376
                                                             --------------             --------------

Net Income available to
   Common Shareholders                                       $       12,511             $       11,827
                                                             ==============             ==============

Average number of common shares outstanding:
     Basic                                                           32,946                     28,617
     Diluted                                                         33,693                     28,871

Net income per share:
     Basic                                                   $         0.38             $         0.41
     Diluted                                                           0.37                       0.41

Funds from operations:                                       $       21,188             $       18,479

Funds from operations per share:
     Basic                                                   $         0.64             $         0.65
     Diluted                                                           0.63                       0.64

Dividends per share                                          $        0.585             $        0.585


1Q02 EARNINGS RELEASE                                              MAY 2, 2002

-------------------------------------------------------------------------------


HEALTH CARE REIT, INC.
FINANCIAL SUPPLEMENT - MARCH 31, 2002


PORTFOLIO COMPOSITION ($000'S)                                                                            EXHIBIT 1
------------------------------

BALANCE SHEET DATA                        # Properties         # Beds/Units           Balance           % Balance
                                       -------------------- ------------------- -------------------- -----------------
  Real Property                                 188               15,797            $   1,053,923             80%
  Loans Receivable                               38                4,528                  240,128             18%
  Subdebt Investments                             0                    0                   24,212              2%
                                       -------------------- ------------------- -------------------- -----------------
Total Investments                               226               20,325            $   1,318,263            100%

INVESTMENT DATA                           # Properties         # Beds/Units       Investment (1)         % Investment
                                       -------------------- ------------------- -------------------- -----------------
  Assisted Living Facilities                    159               10,607            $    837,683              63%
  Skilled Nursing Facilities                     60                8,413                 402,225              30%
  Specialty Care Facilities                       7                1,305                  89,215               7%
                                       -------------------- ------------------- -------------------- -----------------
Real Estate Investments                         226               20,325            $  1,329,123             100%

INVESTMENT BY OWNER TYPE                  # Properties         # Beds/Units       Investment (1)       % Investment
                                       -------------------- ------------------- -------------------- -----------------
  Publicly Traded                                71                3,977            $    254,435              19%
  Key Private                                    83                8,764                 621,199              47%
  Privately Held                                 72                7,584                 453,489              34%
                                       -------------------- ------------------- -------------------- -----------------
Real Estate Investments                         226               20,325            $  1,329,123             100%


NOTES:  (1)  REAL ESTATE INVESTMENTS  INCLUDE GROSS REAL ESTATE INVESTMENTS AND
             CREDIT ENHANCEMENTS WHICH AMOUNTED TO $1,318,263,000 AND $10,860,000, RESPECTIVELY.


REVENUE COMPOSITION ($000'S)                                                                              EXHIBIT 2
----------------------------
                                                     Three Months Ended
                                                       March 31, 2002                         Year-to-Date
                                              ----------------------------------      ------------------------------
REVENUE BY INVESTMENT TYPE
  Real Property                                 $      30,338            81%
  Loans Receivable & Other                              6,566            18%                 (Not Applicable)
  Subdebt Investments                                     491             1%
                                              ------------------ ---------------      ------------------------------
  Total                                         $      37,395           100%

REVENUE BY FACILITY TYPE
  Assisted Living Facilities                    $      23,749            63%
  Nursing Homes                                        12,312            33%
  Specialty Care Facilities                             1,334             4%
                                              ------------------ ---------------      ------------------------------
  Total                                         $      37,395           100%

REVENUE BY OWNER TYPE
  Publicly Traded                               $       7,788            21%
  Key Private                                          18,812            50%
  Privately Held                                       10,795            29%
                                              ------------------ ---------------      ------------------------------
  Total                                         $      37,395           100%


1Q02 EARNINGS RELEASE                                              MAY 2, 2002

-------------------------------------------------------------------------------




REVENUE COMPOSITION (CONTINUED) ($000'S)                                                                  EXHIBIT 3
----------------------------------------

OPERATING LEASE EXPIRATIONS & LOAN MATURITIES
                         Current Lease          Current Interest           Interest and
       Year               Revenue (1)              Revenue (1)            Lease Revenue           % of Total
------------------- ------------------------ ------------------------ ----------------------- -------------------
       2002             $          0             $        815              $        815                2%
       2003                    3,670                        0                     3,670                2%
       2004                      410                    2,223                     2,633                2%
       2005                        0                    4,715                     4,715                2%
       2006                    5,044                    5,065                    10,109                7%
    Thereafter               114,173                   16,465                   130,638               85%
                    ------------------------ ------------------------ ----------------------- -------------------
      Total             $    123,297             $     29,283              $    152,580              100%

NOTES: (1) REVENUE IMPACT BY YEAR, ANNUALIZED




COMMITTED INVESTMENT BALANCES                                                                             EXHIBIT 4
------------------------------
($000'S EXCEPT INVESTMENT PER BED/UNIT)

                                                                                 Committed Balance    Investment per
                                          # Properties         # Beds/Units             (1)              Bed/Unit
                                       -------------------- ------------------- -------------------- ------------------
  Assisted Living Facilities                    159               10,607           $     839,107       $      79,109
  Skilled Nursing Facilities                     60                8,413                 402,225              47,810
  Specialty Care Facilities                       7                1,305                  89,215              68,364
                                       -------------------- ------------------- -------------------- ------------------
  Total                                         226               20,325           $   1,330,547           -na-

NOTES: (1) COMMITTED BALANCE INCLUDES GROSS REAL ESTATE INVESTMENTS,  CREDIT
           ENHANCEMENTS AND UNFUNDED COMMITMENTS FOR WHICH INITIAL FUNDING HAD COMMENCED.


OPERATOR CONCENTRATION ($000'S)                                                                           EXHIBIT 5
-------------------------------

CONCENTRATION BY INVESTMENT                          # Properties            Investment             % Investment
                                                ----------------------- ---------------------- -----------------------
  Merrill Gardens                                          21               $   149,550                   11%
  Alterra Healthcare                                       46                   109,955                    8%
  Home Quality Management                                  18                   109,106                    8%
  Commonwealth                                              7                    95,820                    7%
  Life Care Centers of America, Inc.                       13                    83,841                    6%
  Remaining Operators                                     121                   780,851                   60%
                                                ----------------------- ---------------------- -----------------------
  Total                                                   226               $ 1,329,123                  100%

CONCENTRATION BY REVENUE                             # Properties          Revenue (1)               % Revenue
                                                ----------------------- ---------------------- -----------------------
  Merrill Gardens                                          21               $     3,711                   10%
  Alterra Healthcare                                       46                     3,639                   10%
  Home Quality Management                                  18                     3,164                    8%
  Life Care Centers of America, Inc.                       13                     2,437                    6%
  Atria Senior Quarters                                     9                     2,356                    6%
  Remaining Operators                                     119                    22,088                   60%
                                                ----------------------- ---------------------- -----------------------
  Total                                                   226               $    37,395                  100%

NOTES: (1) THREE MONTHS ENDED MARCH 31, 2002

1Q02 EARNINGS RELEASE                                              MAY 2, 2002

-------------------------------------------------------------------------------




SELECTED FACILITY DATA                                                                                    EXHIBIT 6
----------------------

                                                                                                 Coverage Data
                                                                                       ----------------------------------
                                                               % Payor Mix
                                                  ------------------------------------      Before            After
                                    Census               Private           Medicare        Mgt. Fees         Mgt. Fees
                               ------------------ ------------------------------------ ------------------ ---------------
Assisted Living Facilities            86%                 100%                 0%            1.29x            1.11x
Nursing Homes                         84%                  20%                13%            1.77x            1.32x
Specialty Care Facilities             58%                  19%                31%            2.06x            1.47x

                                                                                       ------------------ ---------------
                                                                Weighted Averages            1.51x            1.20x







SECURITY DEPOSITS & OTHER CREDIT SUPPORT ($000'S)                                                         EXHIBIT 7
-------------------------------------------------

                                          Balance      % Investment
                                       --------------- -----------------

Cross Defaulted                         $ 1,258,346          95%  of gross real estate investments
Cross Collateralized                        202,908          86%  of mortgage loans

CURRENT CAPITALIZATION ($000'S)           Balance         % Balance                    LEVERAGE & PERFORMANCE RATIOS
-------------------------------        --------------- -----------------          ----------------------------------------

Borrowings Under Bank Lines             $    78,000           6%                  Debt/Total Book Cap               42%
Long-Term Debt Obligations                  493,373          36%                  Debt/Total Mkt. Cap               34%
Shareholders' Equity                        781,610          58%                  Interest Coverage       3.61x 1st Qtr.
                                       --------------- -----------------
   Total Book Capitalization            $ 1,352,983         100%                                          3.82x L12M
                                                                                  FFO Payout Ratio        93% 1st Qtr.
                                                                                                          94% L12M






DEBT MATURITIES AND PRINCIPAL PAYMENTS ($000'S)                                                           EXHIBIT 8
-----------------------------------------------

       Year           Lines of Credit (1)         Senior Notes           Secured Debt (1)           Total
------------------- ------------------------ ------------------------ ----------------------- -------------------
       2002              $    25,000             $      12,250             $         368        $     37,618
       2003                  150,000                    35,000                       400             185,400
       2004                        0                    40,000                    64,474             104,474
       2005                        0                         0                       862                 862
       2006                        0                    50,000                       398              50,398
       2007                        0                   175,000                       430             175,430
       2008                        0                   100,000                       464             100,464
    Thereafter                     0                         0                    44,727              44,727
                    ------------------------ ------------------------ ----------------------- -------------------
      Total              $   175,000             $     412,250             $     112,123        $    699,373

NOTES: (1) LINES OF CREDIT REFLECT 100% CAPACITY


      INVESTMENT ACTIVITY ($000'S)                                                                        EXHIBIT 9
      ----------------------------

                                                 Three Months Ended
                                                   March 31, 2002                               Year-to-Date
                                          ---------------------------------           ---------------------------------
    FUNDING BY INVESTMENT TYPE
      Real Property                        $    99,907           98%
      Mortgage & Other Loans                       738            1%                          (Not Applicable)
      Subdebt Investments                        1,052            1%
                                          ----------------- ---------------           --------------------------------
      Total                                $   101,697          100%

    REAL ESTATE INVESTMENTS
      Assisted Living Facilities           $    63,430           63%
      Nursing Homes                             35,880           36%
      Specialty Care Facilities                  1,335            1%
                                          ----------------- ---------------           --------------------------------
      Total                                $   100,645          100%








GEOGRAPHIC CONCENTRATION ($000'S)                                                                        EXHIBIT 10
---------------------------------

CONCENTRATION BY REGION                              # Properties           Investment              % Investment
                                                ----------------------- ---------------------- -----------------------
  South                                                   126               $   589,672                   44%
  Northeast                                                35                   300,329                   23%
  West                                                     33                   236,298                   18%
  Midwest                                                  32                   202,824                   15%
                                                ----------------------- ---------------------- -----------------------
  Total                                                   226               $ 1,329,123                  100%

CONCENTRATION BY STATE                               # Properties           Investment              % Investment
                                                ----------------------- ---------------------- -----------------------
  Massachusetts                                            15               $   149,415                   11%
  Florida                                                  30                   149,125                   11%
  Ohio                                                     13                   106,721                    8%
  Texas                                                    29                   100,549                    8%
  California                                               11                    88,181                    7%
  Remaining States                                        128                   735,132                   55%
                                                ----------------------- ---------------------- -----------------------
  Total                                                   226               $ 1,329,123                  100%

REVENUE BY STATE (1)                                 # Properties          Revenue (1)               % Revenue
                                                ----------------------- ---------------------- -----------------------
  Florida                                                  30               $     3,816                   10%
  Massachusetts                                            15                     3,556                   10%
   Ohio                                                    13                     2,229                    6%
  Texas                                                    29                     2,715                    7%
  California                                               11                     1,807                    5%
  Remaining States                                        128                    23,272                   62%
                                                ----------------------- ---------------------- -----------------------
  Total                                                   226               $    37,395                  100%

NOTES: (1) THREE MONTHS ENDED MARCH 31, 2002



FUNDS FROM OPERATIONS COMPUTATION ($000'S)                                                               EXHIBIT 11
------------------------------------------

                                                             Three Months Ended
                                                               March 31, 2002                Year-to-Date
                                                       ------------------------------- --------------------------

Net Income Available to Common Shareholders                      $    12,511
Add:      Depreciation Expense                                         8,677
          Loss on Extinguishment                                           0               (Not Applicable)
          Net Loss on Sale of Properties                                   0
Deduct:   Gain on Sale of Assets                                           0
          Prepayment Fees                                                  0
                                                       ----------------------------  ----------------------------

Funds From Operations (FFO)                                      $    21,188

Average Common Shares Outstanding:
          Basic                                                       32,946
          Diluted                                                     33,693

FFO Per Common Share:
          Basic                                                  $      0.64
          Diluted                                                $      0.63






LEASE UP STATISTICS ON ASSISTED LIVING FACILITIES                                                        EXHIBIT 12
-------------------------------------------------

OCCUPANCY                                  FACILITIES        MONTHS IN OPERATION     REVENUE (1)       % OF REVENUE
                                       ------------------- ----------------------- ----------------- -----------------
  00% - 50%                                     4                   11.0               $     1,192           3%
  50% - 70%                                     6                   22.0               $     1,930           5%
  70% +                                         8                   24.9               $     2,012           5%

NOTES: (1) INTEREST AND RENTAL INCOME FOR QUARTER ENDED MARCH 31, 2002.